REVISED EXHIBIT A

TO THE CUSTODIAN SERVICES AGREEMENT

THIS EXHIBIT A, dated as of December 21, 2011, is revised Exhibit A to that certain Custodian Services Agreement dated as of May 5, 2003, as amended, between The Bank of New York Mellon, assignee to PFPC Trust Company, and Aston Funds (f/k/a ABN AMRO Funds). This Exhibit A is revised for the addition of ASTON/Silvercrest Small Cap Fund. This Exhibit A shall supersede all previous forms of this Exhibit A.

PORTFOLIOS

ASTON/TCH Fixed Income Fund

ASTON/Fairpointe Mid Cap Fund

ASTON/Veredus Aggressive Growth Fund

ASTON/Veredus Select Growth Fund

ASTON/Montag & Caldwell Balanced Fund

ASTON/Montag & Caldwell Growth Fund

ASTON/TAMRO Diversified Equity Fund

ASTON/TAMRO Small Cap Fund

ASTON/Harrison Street Real Estate Fund

ASTON/Cornerstone Large Cap Value Fund

ASTON/River Road Dividend All Cap Value Fund

ASTON/River Road Small Cap Value Fund

ASTON/River Road Select Value Fund

ASTON/Neptune International Fund

ASTON/Montag & Caldwell Mid Cap Growth Fund

ASTON/Barings International Fund

ASTON/Cardinal Mid Cap Value Fund

ASTON Dynamic Allocation Fund

ASTON/M.D. Sass Enhanced Equity Fund

ASTON/Lake Partners LASSO Alternatives Fund

ASTON/Herndon Large Cap Value Fund

ASTON/Crosswind Small Cap Growth Fund

ASTON/River Road Independent Value Fund

ASTON/River Road Long-Short Fund

ASTON/DoubleLine Core Plus Fixed Income Fund

ASTON/Silvercrest Small Cap Fund

THE BANK OF NEW YORK MELLON	ASTON FUNDS

By:	By:
Name:	Name:
Title:	Title: